Exhibit 99.1
ABM INDUSTRIES ANNOUNCES FOURTH QUARTER FISCAL 2005 FINANCIAL RESULTS
Company Achieves Record Fourth Quarter Revenues of $658.7 Million and
EPS from Continuing Operations of $0.30 for the Fourth Quarter
SAN FRANCISCO, CA — December 14, 2005 — ABM Industries Incorporated (NYSE:ABM), a leading facility services contractor in the United States, today reported income from continuing operations for the fourth quarter ended October 31, 2005 of $15.2 million ($0.30 per diluted share), up 358.3%, compared to $3.3 million ($0.06 per diluted share) for the prior year fourth quarter. Sales and other income for the fourth quarter of fiscal 2005 were $658.7 million, up 6.3% from $619.8 million in the fourth quarter of fiscal 2004. In the fourth quarter of fiscal 2004, the Company recorded a $17.2 million or $10.5 million after-tax ($0.21 per diluted share) charge for adverse developments in the Company’s California workers’ compensation claims.
“This was a strong quarter of revenue growth and profitability — with positive double-digit comparisons across all of our operating segments,” commented Henrik Slipsager, ABM’s president and chief executive officer. “ABM’s focus on our key strategic initiatives — combined with an improved economy and lower office vacancy rates — resulted in new business across the country.
“We’re gaining momentum among all customer segments — commercial, industrial, institutional and retail facilities. Customers are increasingly attracted to the benefits of our bundled and integrated services, and the opportunity to contract multiple services from a single, leading national provider. In 2006, we expect to further leverage our customer value proposition through continued strategic acquisitions.
“In addition to our business success, our financial position remains very strong. We ended fiscal 2005 with approximately $64 million in cash and equivalents, no long-term debt and more than $257 million in working capital, and we generated $52 million in operating cash flow from continuing operations for fiscal 2005. For the first time in ABM’s history, total assets exceeded $900 million.”
Influences on Quarterly Results
The quarter ended October 31, 2005 included $4.3 million after-tax ($0.09 per diluted share) of higher professional fees related to initial compliance with the Sarbanes-Oxley internal controls certification requirement which was substantially offset by $2.6 million after-tax gain ($0.05 per diluted share) for the sale of the leasehold interest for an off-airport parking facility and $1.6 million after-tax benefit ($0.03 per diluted share) from the reduction of 2004 and prior-year insurance reserves on three specialty risk programs.
The fourth quarter of fiscal 2005 had one more workday than the comparable period in fiscal 2004, resulting in an additional expense of $1.4 million after-tax ($0.03 per diluted share) on janitorial contracts with variable labor cost but fixed monthly pricing. On a fiscal year basis, 2005 also had one additional workday compared to 2004.

Full-Year 2005
The Company’s income from continuing operations for fiscal 2005 was $55.1 million ($1.09 per diluted share), up 85.8%, compared to $29.6 million ($0.59 per diluted share) for fiscal 2004. Operating results for 2005 include $5.0 million of after tax benefits ($0.10 per diluted share) from prior year insurance reserve adjustments, a $2.7 million ($0.05 per diluted share) state income tax settlement and the fourth quarter parking leasehold gain. These benefits were substantially offset by the $7.0 million after-tax ($0.14 per diluted share) increase in Sarbanes-Oxley compliance professional fees and a $3.0 million after-tax ($0.06 per diluted share) settlement of former employee litigation.
Sales and other income for the year ended October 31, 2005 were $2.59 billion, up 8.9%, compared to $2.38 billion in 2004. Net income, which includes income from discontinued operations, was $69.5 million ($1.38 per diluted share), up 127.9%, compared to $30.5 million ($0.61 per diluted share) for fiscal 2004. The Company realized an after-tax gain from the sale of its Mechanical Services subsidiary of $14.2 million ($0.29 per diluted share) in fiscal 2005.
2006 Guidance
Mr. Slipsager concluded, “Given the strength of our balance sheet and our cash flow from continuing operations, we remain well positioned to continue to expand our existing lines of business in fiscal 2006 through a combination of acquisition and organic growth.
“Based on the current economic environment, our strong operational momentum and the recent increase in the level of sales activity, we expect income from continuing operations for fiscal 2006 will be in the range of $1.08 to $1.14 per diluted share. This is exclusive of future acquisitions, and includes $0.06 of stock-based compensation expense as a result of the adoption of SFAS 123R in fiscal 2006. Excluding 2006 stock based compensation and 2005 insurance and tax benefits related to prior years, we expect to increase income from operations by more than 20 percent.”
Conference Call
On Thursday, December 15, 2005 at 6:00 a.m. (PST), ABM will host a live webcast of remarks by President and Chief Executive Officer Henrik C. Slipsager, and Executive Vice President and Chief Financial Officer George B. Sundby. A webcast of the conference call will be accessible at www.irconnect.com/primecast/05/q4/abm_4q2005.html. Listeners are asked to be online at least fifteen minutes early to register, as well as to download and install any complimentary audio software that might be required. Following the call, the webcast will be available at this URL for a period of one year.
In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call 877/440-9648 within fifteen minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing 800/642-1687, and then entering ID # 3013802.
About ABM Industries
ABM Industries Incorporated is among the largest facility services contractors listed on the New York Stock Exchange. With more than 73,000 employees, ABM provides janitorial, parking,

security, engineering and lighting services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities across the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial; Ampco System Parking; ABM Security, which includes American Commercial Security (ACSS) and Security Services of America (SSA); ABM Facility Services; ABM Engineering; and Amtech Lighting Services.
Cautionary Statement Under the Private Securities Litigation Reform Act of 1995.
This press release contains forward-looking statements that set forth management’s anticipated results based on management’s plans and assumptions. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. These risks and uncertainties include, but are not limited to: (1) a delay in the filing of the Company’s Fork 10-K and an adverse internal control evaluation under Section 404 of the Sarbanes-Oxley Act that affects ABM’s stock price; (2) a significant increase in the Company’s significant accounting and other control costs; (3) labor disputes that lead to a loss of sales and expense variations; (4) an increase in costs that the Company cannot pass on to customers; (5) a change in actuarial analysis that causes an unanticipated change in insurance reserves; (6) a change in the frequency or severity of claims against the Company, a deterioration in claims management, or the cancellation or non-renewal of the Company’s primary insurance policies; (7) intense competition that lowers revenue or reduces margins; (8) low levels of capital investments by customers that impacts project sales of the Lighting segment; (9) a decline in commercial office building occupancy and rental rates lowers sales and profitability; (10) financial difficulties or bankruptcy of a major customer; (11) the loss of long-term customers; (12) weakness in airline travel and the hospitality industry that affects the results of the Company’s Parking segment; (13) acquisition activity slows or is unsuccessful; and (14) other issues and uncertainties that may include: natural or man made disasters, new accounting pronouncements or changes in accounting policies, labor shortages that adversely affect the Company’s ability to employ entry level personnel, the on-going impact of Hurricane Katrina on the United States economy and on the Company’s ability to provide services in the Gulf Coast region, legislation or other governmental action that detrimentally impacts the Company’s expenses or reduces sales by adversely affecting the Company’s customers such as state or locally mandated healthcare benefits, impairment of goodwill and other intangible assets, a reduction or revocation of the Company’s line of credit that increases interest expense and the cost of capital ,and the resignation, termination, death or disability of one or more of the Company’s key executives that adversely affects customer retention or day-to-day management of the Company. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K and in other reports it files from time to time with the Securities and Exchange Commission.
# # #

BALANCE SHEET SUMMARY (UNAUDITED)

	October 31,	October 31,
	2005	2004

Assets
Cash and cash equivalents	$63,991,000	$63,369,000
Trade accounts receivable, net	345,104,000	307,237,000
Assets held for sale	—	14,441,000
Other current assets	112,462,000	100,079,000

Total current assets	521,557,000	485,126,000
Goodwill	243,559,000	225,495,000
Other intangibles, net	24,463,000	22,290,000
All other assets	114,232,000	109,613,000

Total assets	$903,811,000	$842,524,000

Liabilities
Liabilities held for sale	$—	$3,926,000
Other current liabilities	263,653,000	250,502,000
Non-current liabilities	152,710,000	145,935,000

Total liabilities	416,363,000	400,363,000
Stockholders’ Equity	487,448,000	442,161,000

Total liabilities and stockholders’ equity	$903,811,000	$842,524,000

SELECTED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended October 31,
	2005	2004

Net cash flows from continuing operating activities	$37,507,000	$22,179,000
Net operational cash flows from discontinued operations	(7,720,000)	(912,000)

Net Cash Provided By Operating Activities	$29,787,000	$21,267,000

Net Cash Used In Investing Activities	$(7,601,000)	$(5,051,000)

Common stock issued	$3,750,000	$2,524,000
Dividends paid	(5,147,000)	(4,872,000)

Net Cash Used In Financing Activities	$(1,397,000)	$(2,348,000)

	Year Ended October 31,
	2005	2004

Net cash flows from continuing operating activities	$51,997,000	$64,412,000
Net operational cash flows from discontinued operations	(7,348,000)	(30,722,000)

Net Cash Provided By Operating Activities	$44,649,000	$33,690,000

Net Cash Used In Investing Activities	$(13,102,000)	$(60,753,000)

Common stock issued	$21,137,000	$10,034,000
Stock buyback	(31,318,000)	(11,073,000)
Dividends paid	(20,744,000)	(19,476,000)

Net Cash Used In Financing Activities	$(30,925,000)	$(20,515,000)

INCOME STATEMENT (UNAUDITED)

	Three Months Ended October 31,		Increase
	2005	2004	(Decrease)

Revenues
Sales and other income	$658,706,000	$619,794,000	6.3%
Expenses
Operating expenses and cost of goods sold	578,446,000	572,031,000	1.1%
Selling, general and administrative expenses	53,775,000	41,741,000	28.8%
Intangible amortization	1,409,000	1,280,000	10.1%
Interest expense	171,000	270,000	(36.7)%

Total expenses	633,801,000	615,322,000	3.0%

Income from continuing operations before income taxes	24,905,000	4,472,000	456.9%
Income taxes	9,708,000	1,156,000	739.8%

Income from continuing operations	15,197,000	3,316,000	358.3%
Income (loss) from discontinued operations, net of income taxes	(67,000)	334,000	(120.1)%

Net Income	$15,130,000	$3,650,000	314.5%

Net Income Per Common Share — Basic
Income from continuing operations	$0.31	$0.07	342.9%
Income from discontinued operations	—	0.01	—

	$0.31	$0.08	287.5%

Net Income Per Common Share — Diluted
Income from continuing operations	$0.30	$0.06	400.0%
Income from discontinued operations	—	0.01	—

	$0.30	$0.07	328.6%

Average Common And Common Equivalent Shares
Basic	48,922,000	48,591,000	0.7%
Diluted	49,901,000	50,100,000	(0.4)%

	Year Ended October 31,		Increase
	2005	2004	(Decrease)

Revenues
Sales and other income	$2,586,566,000	$2,375,149,000	8.9%
Gain on insurance claim	1,195,000	—	—

Total revenues	2,587,761,000	2,375,149,000	9.0%

Expenses
Operating expenses and cost of goods sold	2,304,988,000	2,157,637,000	6.8%
Selling, general and administrative expenses	193,230,000	166,981,000	15.7%
Intangible amortization	5,673,000	4,519,000	25.5%
Interest expense	884,000	1,016,000	(13.0)%

Total expenses	2,504,775,000	2,330,153,000	7.5%

Income from continuing operations before income taxes	82,986,000	44,996,000	84.4%
Income taxes	27,910,000	15,352,000	81.8%

Income from continuing operations	55,076,000	29,644,000	85.8%
Income from discontinued operations, net of income taxes	166,000	829,000	(80.0)%
Gain on sale of discontinued operation, net of income taxes	14,221,000	—	—

Net Income	$69,463,000	$30,473,000	127.9%

Net Income Per Common Share — Basic
Income from continuing operations	$1.12	$0.61	83.6%
Income from discontinued operations	—	0.02	—
Gain on sale of discontinued operation	0.29	—	—

	$1.41	$0.63	123.8%

Net Income Per Common Share — Diluted
Income from continuing operations	$1.09	$0.59	84.7%
Income from discontinued operations	—	0.02	—
Gain on sale of discontinued operation	0.29	—	—

	$1.38	$0.61	126.2%

Average Common And Common Equivalent Shares
Basic	49,332,000	48,641,000	1.4%
Diluted	50,367,000	50,064,000	0.6%

SALES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended October 31,		Increase
	2005	2004	(Decrease)

Sales and Other Income
Janitorial	$383,604,000	$369,426,000	3.8%
Parking	106,813,000	99,163,000	7.7%
Security	73,834,000	66,729,000	10.6%
Engineering	62,737,000	54,741,000	14.6%
Lighting	31,138,000	29,014,000	7.3%
Corporate	580,000	721,000	(19.6)%

	$658,706,000	$619,794,000	6.3%

Operating Profit
Janitorial	$21,459,000	$18,908,000	13.5%
Parking	7,922,000	3,245,000	144.1%
Security	3,833,000	3,215,000	19.2%
Engineering	3,873,000	3,405,000	13.7%
Lighting	1,384,000	1,096,000	26.3%
Corporate expenses	(13,395,000)	(25,127,000)	(46.7)%

Operating profit from continuing operations	25,076,000	4,742,000	428.8%
Interest expense	(171,000)	(270,000)	(36.7)%

Income from continuing operations before income taxes	$24,905,000	$4,472,000	456.9%

	Year Ended October 31,		Increase
	2005	2004	(Decrease)

Sales and Other Income
Janitorial	$1,525,565,000	$1,442,901,000	5.7%
Parking	409,886,000	384,547,000	6.6%
Security	294,299,000	224,715,000	31.0%
Engineering	238,794,000	209,156,000	14.2%
Lighting	116,218,000	112,074,000	3.7%
Corporate	1,804,000	1,756,000	2.7%

	$2,586,566,000	$2,375,149,000	8.9%

Operating Profit
Janitorial	$69,254,000	$60,574,000	14.3%
Parking	16,837,000	9,514,000	77.0%
Security	13,589,000	9,002,000	51.0%
Engineering	14,200,000	12,096,000	17.4%
Lighting	3,805,000	2,822,000	34.8%
Corporate expenses	(35,010,000)	(47,996,000)	(27.1)%

Operating profit from continuing operations	82,675,000	46,012,000	79.7%
Gain on insurance claim	1,195,000	—	—
Interest expense	(884,000)	(1,016,000)	(13.0)%

Income from continuing operations before income taxes	$82,986,000	$44,996,000	84.4%

ABM Industries Incorporated
George B. Sundby
Executive Vice President and
Chief Financial Officer
(415) 733-4000